UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

A. H. Belo Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2021

Dear Fellow Shareholder:

I invite you to participate in our annual meeting of shareholders on May 13, 2021. The 2021 annual meeting will be a completely virtual meeting conducted via live audio webcast. You may attend the annual meeting online by visiting the following website address: www.virtualshareholdermeeting.com/AHC2021 and entering the 16-digit control number on the proxy card you received or in the instructions that accompanied your proxy materials. The annual meeting will begin at 9:30 a.m., Central Daylight Time via a live audio webcast on the Internet, with login beginning at 9:20 a.m. Central Daylight Time. Details on how to participate virtually are contained in the enclosed proxy materials, posted on our annual meeting website at www.proxyvote.com and on our Company’s website at www.ahbelo.com. As always, we encourage you to vote your shares prior to the annual meeting.

Materials being provided include the Notice of Annual Meeting setting forth the business expected to come before the meeting, the 2021 proxy statement and A. H. Belo’s 2020 annual report. If you requested printed versions of the materials by mail, these materials also include a proxy/voting instruction card for the annual meeting. The proxy statement tells you more about the agenda and voting procedures for the meeting and provides information about A. H. Belo’s directors nominated for election at this year’s meeting.

As permitted by the rules of the Securities and Exchange Commission, most of the Company’s shareholders were mailed a Notice of Internet Availability of Proxy Materials with instructions for electronically accessing these proxy materials and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how you may obtain printed copies of our proxy materials free of charge. We believe that this approach allows us to provide shareholders with the information they need to vote their shares while reducing delivery costs and conserving natural resources.

For those A. H. Belo shareholders with access to the Internet, we encourage you to vote your shares online. Detailed instructions on how to vote over the Internet or by telephone are set forth in the proxy materials and in the Notice of Internet Availability of Proxy Materials. We encourage you to elect to receive future annual reports, proxy statements and other materials over the Internet by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and reduces the Company’s printing and mailing costs.

Whether or not you participate in the meeting, it is important that your shares be represented at the annual meeting. I encourage you to vote your shares as soon as possible either by returning your proxy/voting instruction card or by voting using the Internet or telephone voting procedures outlined in the proxy materials or in the Notice of Internet Availability of Proxy Materials.

Sincerely,

Robert W. Decherd

Chairman of the Board

President and Chief Executive Officer

P. O. Box 224866 Dallas, Texas 75222-4866                Tel. 214.977.7342                Fax 214.977.8285

www.ahbelo.com                Deliveries: 1954 Commerce Street                Dallas, Texas 75201

P. O. Box 224866

Dallas, Texas 75222-4866

www.ahbelo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2021

9:30 a.m., Dallas, Texas time

To A. H. Belo Shareholders:

Please join us for the 2021 annual meeting of shareholders of A. H. Belo Corporation on Thursday, May 13, 2021. The 2021 annual meeting will be a virtual meeting in response to the COVID-19 pandemic. You may attend the annual meeting online by visiting the following website address: www.virtualshareholdermeeting.com/AHC2021 and entering the 16-digit control number on the proxy card you received or in the instructions that accompanied your proxy materials. The meeting will be held on Thursday, May 13, 2021, beginning at approximately 9:30 a.m., Central Daylight Time, with login beginning at 9:20 a.m. Central Daylight Time. Details on how to participate will also be posted on our annual meeting website at www.proxyvote.com and on our Company’s website at www.ahbelo.com. We strongly encourage you to vote your shares prior to the annual meeting. Procedures for voting your shares during the meeting are contained in these proxy materials.

Your proxy card or voting instruction card accompanying your proxy materials includes a 16-digit control number. Please retain that card and number as you will need it to participate in the annual meeting.

At the virtual annual meeting being held at www.virtualshareholdermeeting.com/AHC2021, holders of A. H. Belo Series A common stock and A. H. Belo Series B common stock will act on the following matters:

1.	Election of the directors named in the proxy statement;

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm;

3.	Approval of an amendment to our Certificate of Formation to change the name of the Company from A. H. Belo Corporation to DallasNews Corporation (the “Name Change Proposal”);

4.

Authorization of the Board of Directors to effect, in its discretion prior to December 31, 2021, a reverse stock split of all of the issued and outstanding and treasury shares of common stock, par value $0.01 per share, of the Company, at a ratio of not less than 1-for-3 and not more than 1-for-5, as determined by the Board of Directors, and approval of a corresponding amendment to the Company’s Certificate of Formation to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue, subject to the Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”); and

5.	Any other matters that may properly come before the meeting.

All record holders of shares of A. H. Belo Series A common stock and A. H. Belo Series B common stock at the close of business on March 15, 2021 are entitled to vote at the meeting or at any postponement or adjournment of the meeting. In accordance with the Texas Business Organizations Code, a list of our shareholders of record will be available and may be inspected for a period of at least 10 days prior to the annual meeting. If you want to inspect the shareholder list, call our Treasury Department at (214) 977-2744 to schedule an appointment or request access. The list of shareholders of record will also be available for review online during the virtual annual meeting.

As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to shareholders via the Internet. Shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will expedite receipt of the materials by our shareholders, reduce any environmental impact, and lessen our printing and mailing costs.

The Notice of Internet Availability of Proxy Materials identifies the date and time and format of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a website where shareholders can access the proxy materials and vote their shares; and a toll-free telephone number, an email address and a website where shareholders can request free of charge an electronic copy of the proxy materials, including our proxy statement, annual report to shareholders, and form of proxy/voting instruction card.

By Order of the Board of Directors

CHRISTINE E. LARKIN

Secretary

April 2, 2021

P. O. Box 224866

Dallas, Texas 75222-4866

www.ahbelo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held On May 13, 2021

This proxy statement contains information related to the annual meeting of shareholders of A. H. Belo Corporation (“A. H. Belo,” the “Company,” “we,” “our” or “us”) to be held virtually on Thursday, May 13, 2021, beginning at 9:30 a.m., Central Daylight Time, and any postponement or adjournment of the meeting. The 2021 annual meeting will be a virtual meeting in response to the COVID-19 pandemic. There will be no physical meeting location and the meeting will only be conducted via live audio webcast on the Internet.

You may participate in the virtual annual meeting by visiting www.virtualshareholdermeeting.com/AHC2021 and entering your 16-digit control number included on the proxy card you received or in the instructions that accompanied your proxy materials. You may log into the virtual annual meeting beginning at 9:20 a.m., Central Daylight Time, on May 13, 2021, and the annual meeting will begin promptly at 9:30 a.m., Central Daylight Time. Please allow time for online login procedures. If you encounter any difficulties accessing the virtual annual meeting during login or in the course of the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/AHC2021. Details on how to participate will also be posted on our annual meeting website at www.proxyvote.com and on our Company’s website at www.ahbelo.com. We strongly encourage you to vote your shares prior to the annual meeting. Procedures for voting your shares at the meeting are contained in these proxy materials.

Your proxy card or voting instruction card accompanying your proxy materials includes a 16-digit control number. Please retain that card and number as you will need it to participate in the annual meeting.

A Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed or otherwise sent to shareholders of A. H. Belo on or about April 2, 2021. Paper copies of this proxy statement and related proxy/voting instruction card will be distributed to shareholders beginning on or about April 2, 2021.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting to be Held on May 13, 2021 at 9:30 a.m., Central Daylight Time. A. H. Belo’s 2021 proxy statement and 2020 annual report, which includes consolidated financial statements for the year ended December 31, 2020, are available at www.proxyvote.com and may be accessed by entering the 16-digit control number found in your proxy card or voting instruction card. These documents are also posted on our website at www.ahbelo.com.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of directors, ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Name Change Proposal, the Reverse Stock Split Proposal, and any other matters properly brought before the meeting. Management will report on A. H. Belo’s performance in 2020 and respond to questions and comments from shareholders.

Who can participate in the annual meeting?

Shareholders and guests of A. H. Belo may participate in the annual meeting.

Who may vote at the meeting?

Only shareholders who owned A. H. Belo shares of common stock at the close of business on March 15, 2021 (the “record date”), or their duly appointed proxies, are entitled to vote at the meeting, or at any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 18,941,420 shares of Series A common stock and 2,469,003 shares of Series B common stock were outstanding and entitled to vote.

In accordance with the Texas Business Organizations Code, a list of our shareholders of record will be available and may be inspected for a period of at least 10 days prior to the annual meeting. If you want to inspect the shareholder list, call our Treasury Department at (214) 977-2744 to schedule an appointment or request access. The list of shareholders of record will also be available for review online during the virtual annual meeting.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of A. H. Belo Series A and Series B common stock will vote together as a single class on all matters to be acted upon at the annual meeting, except for the Reverse Stock Split Proposal. As further described below, pursuant to our Certificate of Formation and Section 21.364 of the Texas Business Organizations Code, in tabulating the vote for the Reverse Stock Split Proposal, votes cast by holders of Series A and Series B common stock will be tabulated together as a single class and tabulated separately as distinct classes. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials via the Internet and has sent the Notice to its shareholders. Shareholders can access the proxy materials on the website referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a proxy/voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set forth in the Notice. If you hold A. H. Belo shares in your A. H. Belo Savings Plan account, the Notice also has instructions on how to provide your voting instructions via the Internet.

In addition, all shareholders may request to receive proxy materials electronically by email on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and environmental impacts.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present either participating in the virtual meeting or by proxy. A majority of the voting power of the outstanding shares of common stock eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, either participating in the virtual meeting or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may receive more than one Notice or proxy/voting instruction card depending on how you hold your shares. It is important that you follow the instructions on each card or Notice and vote the shares represented by each card separately.

A representative of Broadridge Financial Solutions, Inc. will tabulate votes and serve as Inspector of Election for the meeting.

Shareholders of record. If you hold shares directly and are listed as a shareholder on A. H. Belo’s stock records, you may vote (i) via the Internet before the annual meeting at www.proxyvote.com or at the annual meeting using the instructions on the proxy card and those posted at www.virtualshareholdermeeting.com/AHC2021, (ii) by telephone from the United States, using the number on the proxy card, or (iii) by completing and returning the proxy card. You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. Your shares may be voted by proxy online via the Internet, by telephone, or, if you request copies of the proxy materials, by completing and returning your proxy card in the envelope provided. Shares represented by proxy cards that are properly completed and submitted will be voted in accordance with the shareholder’s instructions. We strongly encourage shareholders to vote by proxy prior to the meeting. Shares represented by proxy will be voted during the meeting and may be revoked at any time prior to the time at which voting closes during the meeting by (i) timely submitting a valid, later-dated proxy; (ii) delivering a written notice of revocation to the Corporate Secretary of the Company; or (iii) voting online at the virtual annual meeting. Please note that attending the meeting without casting a vote will not revoke any previously submitted proxy. If you properly complete and sign your proxy card, but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted in accordance with the recommendation of the Company’s Board of Directors.

Shares held in broker or other nominee name (“street name”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.” This proxy statement and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record.

If you hold shares in street name, as the beneficial owner of shares, you have the right to instruct your broker (or bank or other nominee) on how to vote those shares on your behalf, and you will receive a Notice or, if you request a copy of the proxy materials, including a voting instruction form, directly from your broker. You may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures. If you provide voting instructions to your broker, your shares will be voted as you direct. If you do not provide voting instructions, pursuant to the rules of the New York Stock Exchange (the “NYSE”), your broker may vote your shares only with respect to proposals as to which it has discretion to vote under the NYSE’s rules. For any other proposals, the broker may not vote your shares at all, which is referred to as a “broker non-vote.” Please note that, in the absence of your specific instructions as to how to vote, your broker will have discretionary authority to vote your shares with respect to all of the proposals included in this proxy statement except for Proposal 1 (election of directors). Please provide instructions to your broker regarding the voting of your shares. As the beneficial owner of shares, you are invited to attend the meeting by visiting www.virtualshareholdermeeting.com/AHC2021 and entering the 16-digit control number provided by your broker (or bank or other nominee) and may vote your shares online during the meeting.

Shares held in your A. H. Belo Savings Plan account. These shares may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. For more information, please refer to the question and answer “How do I vote my shares held in the A. H. Belo Savings Plan” below.

If you want to vote using the Internet or telephone, please follow the instructions on each proxy/voting instruction card or in the Notice and have the proxy/voting instruction card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy/voting instruction cards must be received, and votes cast using the Internet or telephone must be cast, by the date and time noted on the card or in the Notice.

How do I vote during the meeting?

The virtual annual meeting will be conducted via a live audio webcast that provides shareholders the same rights and opportunities to participate as they would have at an in-person meeting. Your proxy card or voting instruction card accompanying your proxy materials includes a 16-digit control number, please retain that card and number as you will need it to participate in the annual meeting.

Shares held directly in your name as the shareholder of record may be voted during the virtual annual meeting by entering the 16-digit control number found on your proxy card or voting instruction card when you log into the meeting. Shares held in street name through a stock brokerage account, or by a bank or other nominee may also be voted during the virtual annual meeting by entering the 16-digit control number found on the voting instruction form provided by your broker, banker or other nominee when you log into the meeting.

Even if you plan to attend the virtual annual meeting, we recommend that you vote in advance, as described above under “How Do I Cast My Vote” so that your vote will be counted if you later decided not to attend the virtual annual meeting.

Voting instructions with respect to shares held in the A. H. Belo Savings Plan must be submitted by 11:59 p.m. Eastern Time on May 11, 2021, and may not be provided at the meeting.

Can I change my vote or revoke my proxy prior to the final voting?

Yes. For shares held of record in your name, you may revoke your proxy (including an Internet or telephone vote) by:

➤	filing a written notice of revocation with the Secretary of A. H. Belo at any time prior to the annual meeting; or

➤	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card; or

➤	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

➤

by attending the virtual annual meeting and voting via the virtual meeting website. Attendance at the virtual annual meeting does not by itself revoke a previously granted proxy, unless you vote again during the virtual annual meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through the Savings Plan, please see “How do I vote my shares held in the A. H. Belo Savings Plan” below.

How do I vote my shares held in the A. H. Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for the A. H. Belo Savings Plan (the “Savings Plan”). Only the plan trustee can vote the shares held by the Savings Plan. If you participate in the Savings Plan and had full shares of A. H. Belo common stock credited to your account as of the record date, you received a Notice in lieu of a paper copy of our proxy materials. The Notice includes instructions on how to access the materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet or telephone. You will not be able to vote these shares during the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plan before the annual meeting, the plan trustee must receive your voting instructions by May 11, 2021. If you sign, date and return a paper voting instruction card but do not check any boxes on the card, the plan trustee will vote your shares FOR the nominees standing for election as directors named in this proxy statement and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, the plan trustee will be authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. If the plan trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by 11:59 p.m. Eastern Daylight Time on May 11, 2021, the plan trustee will vote your shares in the same proportion as the shares in the Savings Plan for which voting instructions have been received from other plan participants. You may revoke or modify previously given voting instructions by 11:59 p.m. Eastern Daylight Time on May 11, 2021, by submitting a new voting instruction by Internet or telephone, filing with the plan trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What happens if I do not give specific voting instructions?

If you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card or voting instruction card without giving specific voting instructions, then the proxy holders or the plan trustee, as appropriate, will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement as follows: FOR the nominees standing for election as directors named in this proxy statement, FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, FOR the Name Change Proposal, and FOR the Reverse Stock Split Proposal. In addition, the proxy holders or the plan trustee, as appropriate, may vote in their discretion on any other matter that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

If you hold your shares through a broker, and you do not provide any voting instructions on the Internet or by telephone and do not return a voting instruction form, your broker may vote your shares at its discretion only on certain “routine matters.” If the organization that holds your shares does not receive any voting instructions from you, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote your shares with respect to “non-routine” matters. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The Company believes that Proposal One, the election of directors, is a “non-routine matter” for which a broker (or bank or other nominee) will not be permitted to vote any uninstructed shares. The aggregate number of unvoted shares for Proposal One will be reported as “broker non-votes.” The Company believes that Proposal Two, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, Proposal Three, the Name Change Proposal, and Proposal Four, the Reverse Stock Split Proposal, are “routine matters” on which your broker (or bank or other nominee) will be permitted to vote uninstructed shares.

How are broker non-votes and abstentions treated?

For Proposal One, the election of directors, abstentions and broker non-votes have no effect. An abstention will have the same effect as a vote cast against each of the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Name Change Proposal and the Reverse Stock Split Proposal. Broker non-votes are not applicable to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Name Change Proposal and the Reverse Stock Split Proposal.

What vote does the Board recommend?

The Board recommends a vote:

FOR all director nominees named in this proxy statement,

FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm,

FOR the Name Change Proposal, and

FOR the Reverse Stock Split Proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each proposal?

➤    Election of directors (Proposal One) — The affirmative vote of a plurality of the votes cast represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among several candidates as you see fit. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present. Shares held in broker or street name cannot be voted on this proposal without your instruction.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation, and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A.

➤    Ratification of appointment of independent registered public accounting firm (Proposal Two) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for 2021. With respect to shares held in broker or street name, your broker (or bank or other nominee) has discretion to vote any uninstructed shares on this matter.

➤    Name Change Proposal (Proposal Three) — The affirmative vote of the majority of the voting power represented at the annual meeting and entitled to vote is required to approve the proposed amendment to our Certificate of Formation to change the name of the Company from A. H. Belo Corporation to DallasNews Corporation. With respect to shares held in street name, your broker (or bank or other nominee) has discretion to vote any uninstructed shares on this matter.

➤    Reverse Stock Split Proposal (Proposal Four) — Pursuant to our Certificate of Formation and Section 21.364 of the Texas Business Organizations Code, approval of the Reverse Stock Split Proposal requires the affirmative vote of each of (i) the holders of at least two-thirds of the outstanding shares of Series A common stock and Series B common stock entitled to vote on the matter, voting together as a single class, (ii) the holders of at least two-thirds of the outstanding shares of Series A common stock entitled to vote on the matter, voting separately as a class, and (iii) the holders of at least two-thirds of the outstanding shares of Series B common stock entitled to vote on the matter, voting separately as a class. With respect to shares held in street name, your broker (or bank or other nominee) has discretion to vote any uninstructed shares on this matter.

➤    Other matters — Unless otherwise required by law or the Company’s Certificate of Formation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the annual meeting.

PROXY SOLICITATION

Your proxy is being solicited on behalf of A. H. Belo’s Board of Directors. In addition to use of the mail, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees and agents of A. H. Belo. A. H. Belo pays the costs of this proxy solicitation.

We have hired Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow Sodali a fee of $3,500 plus its related costs and expenses. We also supply brokers, nominees and other custodians with proxy forms, proxy statements and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees and other custodians for their reasonable expenses.

A. H. BELO CORPORATION STOCK OWNERSHIP

The following tables set forth information about the beneficial ownership of A. H. Belo common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”), all current directors, director nominees and executive officers as a group, and by each person known to A. H. Belo to own more than 5% of the outstanding shares of A. H. Belo Series A or Series B common stock. At the close of business on March 15, 2021, there were 18,941,420 Series A shares, 2,469,003 Series B shares and 21,410,423 combined Series A and Series B shares issued and outstanding.

Under Securities and Exchange Commission (“SEC”) rules, the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership rather than direct ownership of issued and outstanding shares, except as described in footnote (1) to the table below.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of A. H. Belo common stock beneficially owned by all current directors, director nominees and executive officers as a group, representing 12.9% of the total outstanding shares of Series A and Series B common stock, have combined voting power of 53.0%.

A. H. Belo Corporation Stock Ownership of Directors and Executive Officers

Shares of Common Stock Beneficially Owned And Percentage of Outstanding Shares as of March 15, 2021 (1)(2)
							Combined			Combined
	Series A			Series B			Series A and Series B			Series A and Series B
Name	Number	Percent		Number	Percent		Number	Percent		Votes	Percent

Robert W. Decherd*+◆	312,663	1.7%		2,262,430	91.6%		2,575,093	12.0%		22,936,963	52.6%

Grant S. Moise+	25,235	*	*	0	*	*	25,235	*	*	25,235	*	*

Mary Kathryn (Katy) Murray+	25,478	*	*	0	*	*	25,478	*	*	25,478	*	*

John A. Beckert*◆	55,640	*	*	0	*	*	55,640	*	*	55,640	*	*

Louis E. Caldera*◆	30,361	*	*	0	*	*	30,361	*	*	30,361	*	*

Ronald D. McCray*◆	30,136	*	*	0	*	*	30,136	*	*	30,136	*	*

All directors, director nominees and executive officers as a group (7 persons)	487,896	2.6%		2,262,430	91.6%		2,750,326	12.9%		23,112,196	53.0%

*	Director
◆	Nominee
+	Named Executive Officer
**	Less than one percent

(1)

➤ Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A shares total included shares into which Series B shares held are convertible, Mr. Decherd would be deemed to be the beneficial owner of 12.1% of the Series A shares, and all current directors, director nominees and executive officers as a group, 13.0%. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (“RSU”) awards, if any. None of our named executive officers or directors held any RSUs on March 15, 2021 or any options exercisable on March 15, 2021 or within 60 days thereafter.

➤ The following shares are included in Robert Decherd’s individual holdings because he has either sole or shared voting or dispositive power with respect to such shares: 300,291 Series B shares held by The Decherd Foundation for which Mr. Decherd serves as chairman and director; and 4,631 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

(2)

Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or may receive upon the vesting and payment of RSU awards, if any, without giving effect to the conversion of any Series B shares into Series A shares on a share-for-share basis as indicated above in footnote (1).

A. H. Belo Corporation Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned as of December 31, 2020 And Percentage of Outstanding Shares as of March 15, 2021
	Series A		Series B			Combined Series A and Series B		Combined Series A and Series B
Name and Address	Number	Percent	Number	Percent		Number	Percent	Votes	Percent
Wells Fargo & Company; Wells Fargo Funds Management, LLC; and Wells Capital Management Inc.(1)	2,592,505	13.7%	—	*	*	2,592,505	12.1%	2,592,505	5.9%
420 Montgomery Street San Francisco, CA 94104
Heartland Advisors, Inc.(2)	1,384,585	7.3%	—	*	*	1,384,585	6.5%	1,384,585	3.2%
789 North Water Street Milwaukee, WI 53202
Dimensional Fund Advisors LP(3)	1,343,509	7.1%	—	*	*	1,343,509	6.3%	1,343,509	3.1%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

Renaissance Technologies LLC; Renaissance Technologies Holdings Corporation(4)	1,104,525	5.8%	—	*	*	1,104,525	5.2%	1,104,525	2.5%
800 Third Avenue New York, NY 10022

Luther King Capital Management Corporation(5)	967,269	5.3%	—	*	*	967,269	4.7%	967,269	2.3%
2905 San Gabriel Street, Suite 206, Austin, TX 78705

**	Less than one percent

(1)

Based upon information contained in Amendment No. 16 to its report on Schedule 13G for the year ended December 31, 2020, as filed with the SEC on February 11, 2021. Wells Fargo & Company shares voting power with respect to 431,208 of these shares and shares dispositive power with respect to 2,592,505 of these shares, and has sole voting and dispositive power with respect to 17,209 of these shares. Wells Capital Management Incorporated does not have sole voting or dispositive power with respect to any of these shares.

Wells Capital Management Incorporated shares voting power with respect to 2,460,006 of these shares, and shares dispositive power with respect to 2,588,286 of these shares. Wells Fargo Funds Management, LLC does not have sole voting or dispositive power with respect to any of these shares. Wells Fargo Funds Management, LLC shares voting power with respect to 2,012,189 of these shares and shares dispositive power with respect to 2,012,433 of these shares. The Amendment No. 16 to Schedule 13G filed by Wells Fargo & Company, was filed on its own behalf and on behalf of the following subsidiaries: Wells Fargo Clearing Services, LLC, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association and Wells Fargo Advisors Financial Network, LLC. Aggregate beneficial ownership reported by Wells Fargo & Company is on a consolidated basis and includes any beneficial ownership separately reported by a subsidiary.

(2)

Based upon information contained in its report on Schedule 13G for the year ended December 31, 2020, as filed with the SEC on February 2, 2021, Heartland Advisors, Inc. has shared voting power with respect to 1,369,585 of these shares and shared dispositive power with respect to all of these shares.

(3)

Based upon information contained in Amendment No. 9 to its report on Schedule 13G for the year ended December 31, 2020, as filed with the SEC on February 12, 2021, Dimensional Fund Advisors LP has sole voting power with respect to 1,283,429 of these shares and has sole dispositive power with respect to all of these shares. Dimensional Fund Advisors LP is an investment adviser to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors, LP or its subsidiaries may possess voting and/or investment power over the securities of A. H. Belo that are owned by the Funds, and may be deemed to beneficially own the shares held by the Funds.

(4)

Based upon information contained in its report on Schedule 13G for the year ended December 31, 2020, as filed with the SEC on February 11, 2021, Renaissance Technologies LLC has sole voting power with respect to 1,069,511 of these shares, sole dispositive power with respect to 1,104,525 of these shares. Renaissance Technologies Holding Corporation has sole voting power with respect to 1,069,511 of these shares, sole dispositive power with respect to 1,104,525 of these shares.

(5)

Based upon information contained in its report on its Schedule 13D as of March 31, 2017, as filed with the SEC on April 6, 2017, (i) LKCM Private Discipline Master Fund, SPC (“PDP”) holds 934,777 of these shares directly, and has sole voting and dispositive power with respect to these shares, (ii) LKCM Micro-Cap Partnership, L.P. (“Micro”) holds 44,666 of these shares directly, and has sole voting and dispositive power with respect to these shares, and (iii) LKCM Core Discipline, L.P. (“Core”) holds 14,402 of these shares directly, and has sole voting and dispositive power with respect to these shares. Luther King Capital Management Corporation (“LKCM”) is the Investment Manager for PDP, Micro, and Core, and J. Luther King, Jr. is the controlling shareholder of LKCM. As such, LKCM and J. Luther King, Jr. may be deemed to beneficially own the shares held by PDP, Micro and Core. Further, the sole holder of management shares of PDP is LKCM Private Discipline Management, L.P. (“PDP GP”), of which LKCM Alternative Management, LLC (“PDP Management”) is the general partner. Additionally, the general partner of Core is LKCM Core Discipline Management, L.P. (“Core GP”), of which PDP Management is the general partner. J. Luther King, Jr. and J. Bryan King are controlling members of PDP Management. As such, J. Bryan King, as well as J. Luther King, Jr., as previously stated, may be deemed to beneficially own the shares held by PDP and Core.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under A. H. Belo’s equity compensation plans as of December 31, 2020:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders(3)	—	—	—	—	8,000,000

Equity Compensation Plans Not Approved by Shareholders	—	—	—	—	—

Total	—	—	—	—	8,000,000

(1)	No options, warrants or rights were outstanding at December 31, 2020.

(2)

A. H. Belo’s equity compensation plan allows the Compensation and Management Development Committee to designate at the time of grant that awards will be settled in either Series A or Series B common stock.

(3)	A. H. Belo’s equity compensation plan under which Series A or Series B common stock is authorized for issuance was approved by its shareholders.

PROPOSAL ONE: ELECTION OF DIRECTORS

A. H. Belo’s bylaws provide that the Board of Directors comprises four to eight directors who are elected annually. The number of directors is determined by resolution of the Board of Directors consistent with the bylaws. The number of directors has been set at four. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 72nd birthday.

Selection, Qualifications and Experience of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying director candidates and making recommendations to the Board. The Board is ultimately responsible for nominating recommended candidates for election to the Board. The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. Candidates may come to the Nominating and Corporate Governance Committee’s attention through current Board members, shareholders or other persons. In evaluating director candidates, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to activities of the Board. The Nominating and Corporate Governance Committee also may take into account any specific financial, technical or other expertise, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Nominating and Corporate Governance Committee considers these criteria in the context of the perceived needs of the Board as a whole. For more information regarding the Nominating and Corporate Governance Committee and the nominee selection and evaluation process, please see “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee.”

Based on a review of the background and experiences of the directors, we believe that each of our directors possesses the professional and personal qualifications necessary for service on the A. H. Belo Board of Directors. In the individual biographies below, we have highlighted particularly noteworthy attributes of each Board member that led to the Board’s conclusion that the person should serve as an A. H. Belo director in light of the Company’s business and structure. In addition, we note that, based on their length of service to the Company, several of our directors have significant exposure to both our business and the communities in which we operate.

Nominees for A. H. Belo Directors

Each of the following candidates has been nominated by the Board, is an incumbent director and will be eligible to serve a one-year term until the 2022 annual meeting and until his or her successor is elected and qualified. The independence of each director is addressed under “Corporate Governance — Director Independence.”

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation and Management Development, and Nominating and Corporate Governance). Mr. Decherd does not serve on any standing committee of the Board.

John A. Beckert	Director since September 2011 Nominating and Corporate Governance Committee Chairman
Age 67	Lead Director

John Beckert has been an Operating Partner for Highlander Partners, L.P., a private equity firm, since March 2012. He served as a Special Advisor to Highlander Partners from October 2010 to March 2012. John served ClubCorp, Inc., a golf course and resort management company, as chief executive officer from June 2004 through December 2006 and chief operating officer from August 2002 through June 2004. He became chairman of the board and a director of ClubCorp Holdings, Inc. in August 2013 prior to the company’s initial public offering and served in this role until the sale of ClubCorp, Inc. in September 2017. John served as chairman of the board of The Composites Group, a company that develops and manufactures thermoset plastic compounds and custom molded components, from December 2010 to November 2014. He was a member of the board of directors of Meisel, a digital graphic arts provider, until December 2012. From May 2000 until July 2002, John was a partner in Seneca Advisors L.L.P., a Dallas-based consulting and private investment firm, and from 1985 to April 2000, he served as chief operating officer of Dallas-based Bristol Hotels & Resorts, then the largest independent hotel operating company in North America. John serves on the board of The North Texas Food Bank.

As a result of these experiences and others, John possesses extensive business and leadership experience in large organizations, and knowledge and background in accounting, finance and tax. As a result of such experiences, together with his private equity experience, the Board’s collective qualifications, skills and experience are strengthened.

Louis E. Caldera	Director since March 2011
Age 65	Compensation and Management Development Committee Chairman

Louis Caldera is a Distinguished Adjunct Professor of Law and a senior fellow in the Program on Law and Government at American University Washington College of Law since September 2018. Louis is also a private investor, consultant and a Senior Advisor to the Diverse Communities Impact Fund I, LP. From July 2016 to June 2018, Louis served as a Professor of Leadership in the College of Professional Studies at The George Washington University and a senior fellow at the GWU Cisneros Hispanic Leadership Institute. Louis previously served in law, government and public leadership roles. Louis served as an Assistant to the President and Director of the White House Military Office in the Obama Administration from January 2009 to May 2009 and earlier as Secretary of the Army in the Clinton administration. He served as president of The University of New Mexico from August 2003 to February 2006 and as vice chancellor of the California State University from 2001 to 2003. He began his career as an Army officer, corporate lawyer and California legislator.

Louis is a former director of Career Education Corp. (March 2013 to October 2015), A. H. Belo Corporation (December 2007 to January 2009), Belo Corp. (July 2001 to February 2008), IndyMac Bancorp, Inc. (May 2002 to August 2008), and Southwest Airlines Co. (March 2003 to January 2009).

Louis has significant experience and knowledge in the leadership of large organizations, accounting and finance, as well as governmental policy and public company board experience (including audit committee chairmanship experience). These skills, together with his legal training and experience, serve to strengthen the Board’s collective qualifications, skills and experience.

Robert W. Decherd	Director since October 2007
Age 69

Robert Decherd has served as chairman, president and chief executive officer of A. H. Belo Corporation since May 2018. Robert previously served as chairman, president and chief executive officer of A. H. Belo from December 2007 through September 2013, and served as vice chairman of the Board of Directors from September 2013 through December 2016. Robert served as non-executive chairman of Belo Corp. from February 2008 through December 2013 and he held several executive positions during his 35-year career with Belo Corp., including chairman and chief executive officer from January 1987 through January 2008. Robert has been a member of the board of directors of Kimberly-Clark Corporation since 1996, served as that company’s lead director from 2004 to 2008, chairman of its audit committee from 2002 to 2004, and as of April 29, 2020, chairman of its nominating and corporate governance committee. Robert is chairman of Parks for Downtown Dallas, a 501(c)(3) private operating foundation that promotes the establishment of center-city parks. He has served on the Advisory Council for Harvard University’s Center for Ethics and the Board of Visitors of the Columbia University Graduate School of Journalism.

As a result of these and other professional experiences, Robert possesses extensive knowledge and experience in the media industry, as well as with related regulatory agencies and industry organizations. Robert also has significant public company board experience (including lead director and audit committee chairmanship experience), all of which serve to strengthen the Board’s collective qualifications, skills and experience.

Ronald D. McCray	Director since September 2010
Age 63	Audit Committee Chairman

Ron McCray is a private investor and corporate director. Ron has served on the board of directors of Meta Financial Group, Inc. since February 2021. Ron is also an advisor to RLJ Equity Partners and a director of the Federal Retirement Thrift Investment Board. He previously served as chairman of the board of Career Education Corporation, a for-profit education services company, from July 2015 to October 2015 and served as its interim president and chief executive officer from February 2015 to April 2015. Ron served as vice president and chief administrative officer of Nike, Inc. from August 2007 until May 2009. He served as senior vice president — law and government affairs of Kimberly-Clark Corporation from August 2003 until August 2007, and as its chief compliance officer from November 2004 until August 2007. Ron joined Kimberly-Clark in 1987 and held other senior positions prior to 2003 and also served as a member of the management executive committee. Before joining Kimberly-Clark, Ron was an attorney at the law firms of Weil, Gotshal & Manges in New York and Jones Day in Dallas. Ron is a former director of TESSCO Technologies, Inc., Knight-Ridder, Inc., Kimberly-Clark de Mexico, S.A. de C.V. and EveryWare Global, Inc. Additionally, Ron is a member of the governing boards of Cornell University, Charleston Jazz, and Newport Festivals Foundation.

Ron has significant experience and knowledge in the leadership of large organizations, accounting, finance, corporate governance, risk management, operations and marketing, as well as public company board experience. These skills, together with his legal training and experience, serve to strengthen the Board’s collective qualifications, skills and experience.

Vote Required for Approval

The affirmative vote of a plurality of the votes cast represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. For additional information, please see “What number of votes is required to approve each proposal?”

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal One, for the election of each of the director nominees named in this proxy statement.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP served as A. H. Belo’s independent auditors for the year ended December 31, 2020. The Audit Committee has appointed Grant Thornton LLP to serve in such capacity for 2021, and as a matter of good corporate governance has determined to submit the appointment of Grant Thornton LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider the appointment of other independent public accounting firms.

Representatives of Grant Thornton will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Grant Thornton fees related to the audits of our financial statements for the fiscal years ended December 31, 2020 and 2019 and the reviews of our financial statements for the quarterly periods within those fiscal years, and all other fees Grant Thornton has billed us for services rendered during the fiscal years ended December 31, 2020 and December 31, 2019, respectively:

	2020	2019

Audit Fees(1)	$497,235	$692,996

Audit-Related Fees	$—	$—

Tax Fees	$—	$—

All Other Fees(2)	$—	$29,000

(1)

Consists of the audits of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and assistance with SEC filings. For 2019, audit fees also include $52,996 related to Grant Thornton’s work related to the amended and restated 2018 annual and 2019 first and second quarter consolidated financial statements.

(2)

For 2019, this amount consists of $29,000 in fees related to KPMG LLP’s consent to the inclusion of the 2017 audited financial statements in the 2018 Form 10-K/A. KPMG LLP served as our independent public accounting firm from March 2009 to March 2018.

The Audit Committee has adopted a policy and related procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Grant Thornton before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved annually by the Audit Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Audit Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Audit Committee chairman and other Audit Committee members the authority to pre-approve services up to certain limits. Services pre-approved pursuant to delegated authority must be reported to the full Audit Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees. All of the services and fees reflected in the above table were approved by the Audit Committee in accordance with our pre-approval policy.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Two, for the ratification of the appointment of Grant Thornton LLP as A. H. Belo’s independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL THREE: AMENDMENT TO OUR CERTIFICATE OF FORMATION

TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has unanimously approved, and recommends that our shareholders approve, a proposal to amend our Certificate of Formation to change the name of the Company from A. H. Belo Corporation to DallasNews Corporation. The form of the proposed amendment to our Certificate of Formation is attached to this proxy statement as Appendix C.

The impetus for the proposed name change to DallasNews Corporation is based in the social justice movement that is underway in America. When G. B. Dealey bought A. H. Belo Corporation in 1926 from A. H. Belo, he kept the name A. H. Belo. A. H. Belo had built up the business from the newspaper he purchased in 1881, The Galveston News. A. H. Belo had provided G. B. Dealey the chance to embark on his own distinguished career when he assigned Dealey to start up The Dallas Morning News in 1885. A. H. Belo grew up in North Carolina during the pre-civil war era. His family was prominent in the town of Salem and he volunteered for the Confederate Army. He engaged in numerous battles, was gravely wounded, and advanced to the rank of Colonel. Belo’s family owned a number of slaves; Belo himself never did. We are keenly aware that the relationship of our Company’s name to a person who figured prominently in the Confederate Army is a source of discomfort and pain for many of our fellow citizens. The decision to adopt the name DallasNews Corporation is made out of respect for all of the Company’s many valued constituents. The Board of Directors believes that the name DallasNews Corporation better aligns with the Company’s specific business purposes, including its principal news subsidiary, The Dallas Morning News, and its news website, DallasNews.com, and will add another dimension to our brand strategy.

The name change, if approved by our shareholders, would have the effect of changing the legal name of the Company. If the name change is not approved, the Company’s legal name will continue to be A. H. Belo Corporation.

The change in the Company’s name will not affect the status of the Company or the rights of any shareholder in any respect, or the transferability of stock certificates presently outstanding. The currently outstanding stock certificates evidencing shares of the Company’s securities bearing the name A. H. Belo Corporation will continue to be valid following the name change. In the future, new stock certificates will be issued bearing the new name, but the name change will in no way affect the validity of your current stock certificates. Please see “Exchange of Stock Certificates” on page 24 of this proxy statement for a discussion of the process for exchanging your current Series A or Series B stock certificates in the event that the proposed reverse stock split put forth for shareholder approval in Proposal Four is approved by our shareholders and effected by the Board of Directors.

If the proposal is approved by the shareholders, the name change will become effective upon the filing of an amendment to our Certificate of Formation with the Secretary of State of the State of Texas. If approved, the Company intends to file the amendment prior to December 31, 2021.

Vote Required for Approval

The affirmative vote of the majority of the voting power represented at the annual meeting and entitled to vote, voting together as a single class, is required to approve this proposed amendment to the Certificate of Formation.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Three, to approve an amendment to our Certificate of Formation to change the name of the Company to DallasNews Corporation.

PROPOSAL FOUR: REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT OF THE CERTIFICATE OF FORMATION TO EFFECT THE REVERSE STOCK SPLIT AND REDUCE PROPORTIONATELY THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

Our Board of Directors has determined that it is in the best interests of the Company and our shareholders to (a) authorize the Board of Directors to effect, in its discretion prior to December 31, 2021, a reverse stock split of all of the issued and outstanding and treasury shares of common stock, par value $0.01 per share, of the Company, at a ratio of not less than 1-for-3 and not more than 1-for-5, as determined by the Board of Directors, and (b) approve a corresponding amendment to the Company’s Certificate of Formation, in substantially the form attached to this proxy statement as Appendix D, to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue, subject to the Board’s authority to abandon such amendment. If the reverse stock split is effected, the reverse stock split ratio will be the same for all outstanding shares of Series A common stock and Series B common stock.

Our Board of Directors believes that shareholder approval of a reverse stock split ratio range (rather than an exact reverse stock split ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the shareholders approve this proposal, the Board of Directors would effect the reverse stock split and cause a Certificate of Amendment to the Company’s Certificate of Formation to be filed with the Secretary of State of the State of Texas only if the Board determines that the reverse stock split would be in the best interests of the Company and our shareholders. The Board may determine in its discretion not to effect any reverse stock split and not to file the amendment to the Company’s Certificate of Formation. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split.

Background and Reasons for the Reverse Stock Split

As previously disclosed, on October 30, 2020, the New York Stock Exchange (the “NYSE”) notified us that we were not in compliance with the NYSE continued listing standards set forth under Section 802.01B of the NYSE Listed Company Manual because we had failed to maintain NYSE standards for total market capitalization and stockholders’ equity. The NYSE continued listing standards require us to maintain an average market capitalization of more than $50 million over a 30 trading-day period, if, at the same time, our stockholders’ equity is less than $50 million. As of October 28, 2020, our average market capitalization over the prior 30 trading-day period was $30.1 million and stockholders’ equity as of September 30, 2020 was $49.8 million.

In accordance with NYSE procedures, we were provided a window of 45 days from receipt of the notice of noncompliance to submit a plan to the NYSE demonstrating how we intend to comply with the NYSE continued listing requirements within 18 months. We submitted our 18-month plan for regaining compliance with the NYSE continued listing standards, which was accepted by the NYSE on January 28, 2021. We will be subject to quarterly monitoring to ensure compliance with the plan. If we are not able to bring the Company back into compliance with the NYSE continued listing standards in accordance with the plan approved by the NYSE, we expect the NYSE will commence action to suspend and ultimately de-list our common stock.

The Board of Directors believes that there is a compelling need to secure approval of our shareholders to effect a reverse stock split should suspension and de-listing of our Series A common stock from the NYSE occur or appear imminent, or if the Board should otherwise determine that it would be in the best interests of the Company and our shareholders to do so. The primary reason for a reverse stock split is to increase the price of our Series A common stock in order to meet the minimum closing bid price required for initial listing on the Nasdaq Capital Market or an alternative exchange should suspension and de-listing of our Series A common stock from the NYSE occur or appear imminent or should the Board determine, even in the absence of an imminent suspension and de-listing, that a change of listing to the Nasdaq Capital Market or an alternative exchange is in the best interests of the Company and our shareholders. Accordingly, for this and other reasons discussed below, we believe that giving the Board the discretionary authority to effect the reverse stock split in the manner described in this proxy statement is in the best interests of the Company and our shareholders.

If the proposed reverse stock split is approved by our shareholders, we would be in a better position to promptly avail the Company of alternative public listing arrangements for our Series A common stock so as to ensure the continued liquidity of our Series A common stock through the public markets. Absent such alternative public listing arrangements, the Board believes that de-listing from the NYSE would have a material adverse effect on the market liquidity of our Series A common stock as well as other associated implications, including a potential resulting drop in the trading price of our Series A common stock and an increase in transaction costs of trading shares of our Series A common stock.

In order to satisfy the initial listing requirements of the Nasdaq Capital Market or certain of the alternative exchanges, the closing bid price of our Series A common stock must be higher than our recent stock price. In order to satisfy the initial listing requirements of the Nasdaq Capital Market, the closing bid price of our common stock on the NYSE would have to be at least $3.00 for a number of trading days prior to initial listing. The Board has concluded that, absent a significant market-driven increase in the price of our Series A common stock, the best way for the Company to increase the closing bid price of our Series A common stock to a level satisfactory for meeting the initial listing requirements of the Nasdaq Capital Market or an alternative exchange would be to effect a reverse stock split.

Board Discretion to Implement the Reverse Stock Split

Upon receipt of shareholder approval, our Board of Directors, in its discretion prior to December 31, 2021, may or may not elect to effect a reverse stock split within the authorized range of ratios. We believe the availability of a range of reverse stock split ratios will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and our shareholders. In determining the reverse stock split ratio to implement, if any, following the receipt of shareholder approval, our Board of Directors may consider, among other factors:

•	the historical trading price and trading volume of our Series A common stock;

•	the then-prevailing trading price and trading volume of our Series A common stock and the anticipated impact of the reverse stock split on the trading market for our Series A common stock;

•	the impact on our capitalization, including the number of authorized, but unissued shares resulting from the reverse stock split;

•	our ability to continue our listing on the NYSE, or to list on another exchange;

•	prevailing general market conditions; and

•	general economic and other related conditions in our industry.

If the proposal is approved by shareholders and the Board of Directors determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board of Directors).

Certain Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Series A Common Stock over the Long-Term. Reducing the number of outstanding shares of our Series A common stock through the reverse stock split is intended, absent other factors, to increase the per share trading price of our Series A common stock. However, the effect of the reverse stock split upon the market price of our Series A common stock cannot be predicted with any certainty and we cannot assure you that the reverse stock split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Series A common stock will increase the market price of our Series A common stock, we cannot assure you that reverse stock split will increase the market price of our Series A common stock by a multiple of the reverse stock split ratio, or result in any permanent or sustained increase in the market price of our Series A common stock. The market price of our Series A common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Series A Common Stock. The Board of Directors believes that the reverse stock split may result in an increase in the market price of our Series A common stock, which could lead to increased interest in our Series A common stock and possibly promote greater liquidity for our shareholders. However, the reverse stock split will also reduce the total number of outstanding shares of Series A common stock, which may lead to reduced trading and a smaller number of market makers for our Series A common stock, particularly if the price per share of our Series A common stock does not increase as a result of the reverse stock split.

The Reverse Stock Split May Result in Some Shareholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the reverse stock split is implemented, it will increase the number of shareholders who own “odd lots” of less than 100 shares of Series A common stock. A purchase or sale of less than 100 shares (also known as an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those shareholders who own less than 100 shares of Series A common stock following the reverse stock split may be required to pay higher transaction costs if they sell their shares.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Series A common stock does not increase in proportion to the reverse stock split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the reverse stock split.

Impact of the Proposed Reverse Stock Split If Implemented

The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split could result in any of our shareholders receiving cash in lieu of a fractional share. As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split would receive cash payments in lieu of such fractional shares. These cash payments would reduce the number of post-reverse stock split shareholders to the extent there are presently shareholders who would otherwise receive less than one share of our common stock after the reverse stock split. The other principal effects of the reverse stock split would be that:

•

the number of issued and outstanding and treasury shares of our common stock (both Series A common stock and Series B common stock) would be reduced proportionately based on the final reverse stock split ratio as determined by the Board of Directors;

•	the number of authorized shares of our common stock would be reduced proportionately based on the final reverse stock split ratio; and

•	the reverse stock split would likely increase the number of shareholders who own odd lots (less than 100 shares).

Effect of the Reverse Stock Split on Holders of Outstanding Series A Common Stock and Series B Common Stock

If our Board of Directors elects to implement the reverse stock split, the reverse stock split ratio would be the same for the Series A common stock and the Series B common stock. Depending on the reverse stock split ratio determined by our Board of Directors, a minimum of every two and a maximum of every three shares of issued and outstanding Series A common stock would be combined into one new share of Series A common stock, and a minimum of every two and a maximum of every three shares of issued and outstanding Series B common stock would be combined into one new share of Series B common stock, and the number of shares authorized for issuance would be proportionately reduced. The table below shows, as of the record date, the number of outstanding shares of Series A common stock and Series B common stock that would result from the hypothetical reverse stock split ratios listed (without giving effect to the treatment of fractional shares):

	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
Reverse Stock Split Ratio	Series A	Series B

1-for-3	6,313,806	823,001

1-for-3.5	5,411,834	705,429

1-for-4	4,735,355	617,250

1-for-4.5	4,209,204	548,667

1-for-5	3,788,284	493,800

The actual number of shares issued and outstanding after giving effect to the reverse stock split, if implemented, would depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

The reverse stock split would not change the terms of our common stock. After the reverse stock split, the par value of our common stock would remain unchanged at $0.01 per share and shares of Series A and Series B common stock would retain their current voting rights and would be identical in all other respects to the respective shares of Series A and Series B common stock currently authorized. The reverse stock split would affect all holders of our Series A common stock and Series B common stock uniformly and would not affect any shareholder’s percentage ownership interest in the Company, except that, as described below under “Fractional Shares,” holders of Series A common stock and Series B common stock otherwise entitled to a fractional share as a result of the reverse stock split would receive cash in lieu of such fractional share. In addition, the reverse stock split would not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares). After the reverse stock split, each share of Series A common stock would continue to entitle its holder to one vote on all matters submitted to a vote of shareholders, while each outstanding share of Series B common stock would continue to entitle its holder to ten votes on such matters. The reverse stock split would also not affect the conversion provisions of the Series B common stock, which would remain convertible into Series A common stock on a share-for-share basis in accordance with our Certificate of Formation.

After the effective time of the reverse stock split, our Series A and Series B common stock would each be assigned a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. After the reverse stock split, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Fractional Shares

If our Board of Directors elects to implement the reverse stock split, fractional shares will not be issued. Shareholders of record and shareholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our Series A common stock or Series B common stock as a result of the reverse stock split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. Each such shareholder will be entitled to receive an amount in cash equal to the fraction of one share to which such shareholder would otherwise be entitled multiplied by the closing price per share of the Series A common stock on the NYSE at the close of business on the trading day preceding the date of the effective time of the reverse stock split.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the reverse stock split that are not timely claimed after the effective time of the reverse stock split in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on the Company’s 2017 Incentive Compensation Plan

The number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s 2017 Incentive Compensation Plan (the “ICP”) would be reduced proportionately based on the final reverse stock split ratio. The Company does not currently have any equity awards outstanding under the ICP. As a result, if effected, the reverse stock split would not necessitate any adjustment to outstanding option awards or restricted stock units.

In addition, if the proposed reverse stock split is approved by our shareholders and effected by the Board of Directors, immediately following the proportionate reduction in the number of shares reserved for issuance under the ICP, the Board of Directors intends to further amend the ICP to reduce the number of shares of Series A or Series B common stock available for issuance thereunder to 1,000,000 shares.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Formation and the requirements of the Texas Business Organizations Code. We cannot assure you that any dividends will be paid in the future on the shares of common stock. Any declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board of Directors deems relevant. To the extent that the Board of Directors declares any dividend in the future, we would expect the current amount of the dividend to be proportionately adjusted to reflect the reverse stock split. The Board of Directors’ current expectation is to maintain the current dividend rate through 2021, as adjusted proportionately to give effect to the reverse stock split, if approved by our shareholders.

Interest of Certain Persons in the Proposal

The Company’s officers, directors and 5% shareholders have an interest in this proposal as a result of their ownership of shares of our Series A common stock and Series B common stock. We do not believe that our officers, directors or 5% shareholders have interests in the reverse stock split that are different from or greater than those of any other shareholder of the Company.

Effective Time of the Reverse Stock Split

If approved by our shareholders, the reverse stock split would become effective, if at all, when a Certificate of Amendment to our Certificate of Formation is accepted and recorded by the office of the Secretary of State of the State of Texas and after giving at least ten calendar days’ notice to the NYSE of the anticipated effective date of the reverse stock split. However, notwithstanding approval of the reverse stock split by our shareholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Certificate of Formation to effect the reverse stock split.

Effect on “Street Name” Holders

For purposes of implementing the reverse stock split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Series A common stock and Series B common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split. Shareholders who hold shares of our Series A common stock and Series B common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders

Certain of our registered holders of Series A common stock and Series B common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of Series A common stock and Series B common stock. They are, however, provided with a periodic statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with our transfer agent will not need to take further action to receive whole shares of post-reverse stock split Series A common stock and Series B common stock, because the exchange will be automatic.

Exchange of Stock Certificates

If any of your shares of Series A or Series B common stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split shares of common stock, your post-reverse stock split shares of Series A and/or Series B common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of common stock you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Shareholders do not have any appraisal or dissenters’ rights under Texas law or under our Certificate of Formation in connection with the reverse stock split.

Accounting Treatment of the Reverse Share Split

If effected, the reverse stock split will not affect the par value per share of our Series A common stock or Series B common stock, which will remain at par value $0.01 per share. Accordingly, as of the effective time of the reverse stock split, the stated capital attributable to Series A common stock and Series B common stock and the additional paid-in capital account on our balance sheet will not change due to the reverse stock split. The shares of Series A common stock held in treasury will also be reduced proportionately based on the final reverse stock split ratio determined by the Board of Directors. Reported per share net income or loss will be higher because there will be fewer shares of Series A common stock and Series B common stock outstanding. Our stockholders’ equity, in the aggregate, will remain unchanged.

In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split to U.S. Holders (as defined below) of our Series A common stock and Series B common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed reverse stock split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Series A common stock or Series B common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our Series A common stock or Series B common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation: (i) financial institutions; (ii) insurance companies; (iii) real estate investment trusts; (iv) regulated investment companies; (v) grantor trusts; (vi) tax-exempt organizations; (vii) dealers or traders in securities or currencies; (viii) U.S. Holders who hold Series A common stock or Series B common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or (ix) U.S. Holders who have a functional currency other than the U.S. dollar.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Series A common stock or Series B common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Series A common stock or Series B common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed reverse stock split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax consequences of the proposed reverse stock split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.

SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The proposed reverse stock split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our Series A common stock or Series B common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Series A common stock or Series B common stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of our Series A common stock or Series B common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of our Series A common stock or Series B common stock). The U.S. Holder’s holding period in the shares of our Series A common stock or Series B common stock received should include the holding period in the shares of our Series A common stock or Series B common stock surrendered. U.S. Holders of shares of our Series A common stock or Series B common stock who acquired such shares on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed reverse stock split, receives cash in lieu of a fractional share of our Series A common stock or Series B common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Series A common stock or Series B common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-reverse stock split shares were held for one year or less at the effective time of the reverse stock split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed reverse stock split.

Payments of cash made in lieu of a fractional share of our Series A common stock or Series B common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Series A common stock and Series B common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Series A common stock and Series B common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Vote Required for Approval

Pursuant to our Certificate of Formation and Section 21.364 of the Texas Business Organizations Code, approval of Proposal Four requires the affirmative vote of each of (i) the holders of at least two-thirds of the outstanding shares of Series A common stock and Series B common stock entitled to vote at the annual meeting, voting together as a single class, (ii) the holders of at least two-thirds of the outstanding shares of Series A common stock entitled to vote at the annual meeting, voting separately as a class, and (iii) the holders of at least two-thirds of the outstanding shares of Series B common stock entitled to vote at the annual meeting, voting separately as a class.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Four.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates A. H. Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and subsequent legislation, SEC regulations, corporate governance listing standards adopted by the NYSE, and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to A. H. Belo’s directors, management and other A. H. Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews A. H. Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents, including the charter for each Board committee, are posted on our website at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to A. H. Belo Corporation, Attention: Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-7342.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in A. H. Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board determined that the following directors are independent under these standards: John Beckert, Louis Caldera, and Ron McCray. Each of the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in A. H. Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members and all members of the Compensation and Management Development Committee satisfy additional independence requirements specific to compensation committee membership.

Meetings of the Board

The Board held seven meetings in 2020. Each incumbent director attended 100% of the aggregate of (1) the total number of meetings held by the Board, and (2) the total number of meetings held by all committees on which he or she served.

Attendance at the Annual Meeting of Shareholders

Directors are expected, but not required, to attend annual meetings of shareholders and all of the incumbent directors then serving attended, either in person or by telephone, the 2020 annual meeting of shareholders.

Committees of the Board

Each of the Board’s standing committees consists of independent directors John Beckert, Louis Caldera, and Ron McCray. Descriptions follow of each of the committees of the Board of Directors of A. H. Belo.

Audit Committee

Ron McCray chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing A. H. Belo’s financial reporting processes, reviewing the Company’s enterprise risk management process and policies, and, as part of this responsibility, consults with our independent auditors and with personnel from A. H. Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, risk management and internal control practices. The Audit Committee met eight times during 2020.

The Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Ron McCray, meets the SEC criteria of an “audit committee financial expert.”

Compensation and Management Development Committee

Louis E. Caldera chairs the Compensation and Management Development Committee. The Compensation and Management Development Committee evaluates the performance of the Chief Executive Officer and sets his compensation level based on this evaluation. The Compensation and Management Development Committee also approves the compensation of the other executive officers and recommends compensation for non-management directors, and administers, among other plans, the ICP, the A. H. Belo Savings Plan, the A. H. Belo Change in Control Severance Plan, the A. H. Belo Pension Plan I and the A. H. Belo Pension Plan II. It also shares responsibility for senior executive succession planning with the Nominating and Corporate Governance Committee. The Compensation and Management Development Committee met five times during 2020.

To assist the Compensation and Management Development Committee and management in assessing and determining appropriate, competitive compensation for our executive officers and directors, the Compensation and Management Development Committee engages outside compensation consultants from time to time. In 2020, the Compensation and Management Development Committee, after reviewing and considering the factors set out by the applicable rules and regulations of the SEC and NYSE regarding the independence of compensation advisors, engaged Paradox Compensation Consultants (“Paradox”) as a compensation consultant to provide a review of executive compensation. The scope of Paradox’s engagement was to assist the Compensation and Management Development Committee with its responsibilities related to the Company’s executive and Board-level compensation programs. Paradox’s fees for executive compensation consulting to the Compensation and Management Development Committee in 2020 were approximately $2,430.

The Compensation and Management Development Committee makes the final decisions on CEO compensation. In 2020, our CEO recommended that his base salary be reduced to $1. Our senior management develops preliminary recommendations regarding compensation matters with respect to all executives other than the CEO and provides these recommendations to the Compensation and Management Development Committee, which makes the final decisions as to these other executive officers. For 2020, the primary management liaisons to the Compensation and Management Development Committee were Mr. Decherd and Ms. Murray. The management team is responsible for the administration of the compensation program once Compensation and Management Development Committee decisions are finalized.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is chaired by John Beckert, who also serves as the Board’s Lead Director. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping A. H. Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters and shares responsibility for senior executive succession planning. The Nominating and Corporate Governance Committee met five times in 2020.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. It may also take into account any specific financial, technical or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Nominating and Corporate Governance Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The Board does not have a formal diversity policy, but endeavors to have members with a broad mix of professional and personal backgrounds. The Nominating and Corporate Governance Committee assesses the effectiveness of its criteria and its efforts at achieving a diversity of backgrounds and perspectives on the Board when evaluating and recommending new director candidates.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Nominating and Corporate Governance Committee’s attention through current Board members, shareholders or other persons.

At the annual meeting, a shareholder may nominate candidates for election as directors if the shareholder has supplied the information required for director nominations under the advance notice provisions set forth in Article II of A. H. Belo’s bylaws within the time periods set forth in such Article of the bylaws. The policy of the Nominating and Corporate Governance Committee, as set forth in A. H. Belo’s corporate governance guidelines, is to consider a properly made shareholder’s recommendation for nominee(s) along with other potential nominees. The Nominating and Corporate Governance Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources. Shareholders desiring to submit a nomination for director should consult A. H. Belo’s bylaws, which are available upon request.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which A. H. Belo seeks to learn more about a candidate’s qualifications, background and level of interest in A. H. Belo, and the candidate has the opportunity to learn more about A. H. Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by A. H. Belo’s shareholders. The Board or the shareholders may also elect a director between annual meetings of shareholders. A director so elected will hold office until the next annual meeting. Between two successive annual meetings the Board may not elect more than two directors to fill vacancies caused by increases in the number of directors.

The Board convenes executive sessions of non-management directors without Company management present at each regularly-scheduled meeting. The Lead Director presides at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually without Robert Decherd present. Board committee chairs preside at executive sessions of their respective committees.

Board Leadership Structure

Robert Decherd serves as Chairman of the Board and Chief Executive Officer (“CEO”). The Board believes that the Company and its shareholders are best served by a leadership structure in which Mr. Decherd serves as chairman and CEO and the Board has an independent Lead Director. Combining the roles of chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing the Company’s business, under the oversight and review of the Board. Under this structure, the chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for implementing the Company’s strategy and managing its day-to-day operations. This structure also enables the CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

At the same time, the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board has established the position of Lead Director. The Lead Director is an independent director elected annually by the Board. John Beckert currently serves as the Lead Director. The Lead Director’s responsibilities and authority include:

•	presiding at meetings of the Board at which the chairman and CEO is not present, including executive sessions of the independent directors;

•	having the authority to call executive sessions of the independent directors;

•	serving as a liaison between the chairman and CEO and the independent directors;

•	advising on the flow of information sent to the Board, and reviewing the agenda, materials and schedule for Board meetings; and

•	being available for consultation and communication with major shareholders, as appropriate.

The Board believes that a combined chairman/CEO, together with a Lead Director, is the most appropriate leadership structure for the Board at this time. The Board also believes that it is in the best interests of the Company for the Board to make a determination about whether to separate or combine the roles of chairman and CEO based upon the Company’s circumstances at a particular time. The Company’s bylaws permit the roles of chairman and CEO to be filled by the same or different individuals, thereby providing the Board flexibility to determine whether the roles should be combined or separated based upon the Company’s needs from time to time.

Board Risk Oversight

At least annually, Company management provides the Audit Committee with a report regarding its enterprise risk assessment. The report identifies areas of enterprise risk, and aligns managerial and Board-level oversight, including at the Board committee level, and responsibility with the type of risk. In order to prepare the report, the Company’s Internal Audit department interviews A. H. Belo business leaders at the corporate and operating unit level about the risk factors identified by the Company in its SEC filings, as well as other potential risks, to confirm Internal Audit’s baseline risk assessment. The risk assessment results are reviewed with management to determine if any future adjustments to the audit plan are needed.

The Audit Committee discusses the report’s findings with management. The Audit Committee oversees management’s risk assessment, including reviewing the Company’s risk profile and evaluating management’s approach to addressing identified risks. As specified in the Audit Committee charter, one of the specific duties and responsibilities of the Audit Committee is to review and discuss the Company’s policies with respect to risk assessment and risk management. While the Audit Committee has primary oversight responsibility for the risk assessment and management process, other committees of the Board also have responsibility for oversight of risk management. For example, our Human Resources department and Compensation and Management Development Committee consider the risks associated with our compensation policies and practices. The Nominating and Corporate Governance Committee oversees risk associated with the Company’s governance structure and processes.

The Board is kept informed of its committees’ risk oversight and related activities primarily through attendance at Board and committee meetings and management reports. In addition, the Audit Committee escalates issues related to risk oversight to the full Board as appropriate so that the Board is appropriately informed of developments that could affect the Company’s risk profile and other aspects of its business. The Board also considers specific risk topics in connection with strategic planning and other matters. While the Board’s role in oversight of Company risk is not determinative of its leadership structure, the Board’s leadership structure helps facilitate risk assessment and review by independent directors under the leadership of the Lead Director.

Audit Committee Report

As described more fully in our written charter, which is posted on the Company’s website at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of A. H. Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditors for the fiscal year ended December 31, 2020, A. H. Belo’s audited consolidated financial statements and the audit of the effectiveness of A. H. Belo’s internal control over financial reporting. The Audit Committee has discussed with Grant Thornton LLP various matters, including the firm’s judgments as to the quality of A. H. Belo’s accounting principles and other matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”), including PCAOB Auditing Standards No. 1301. In addition, the Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence from A. H. Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in A. H. Belo’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Respectfully submitted,

Audit Committee

Ronald D. McCray, Chairman

John A. Beckert

Louis E. Caldera

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Secretary, P. O. Box 224866, Dallas, Texas 75222-4866. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her or their attention c/o the Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

A. H. Belo’s executive officers as of December 31, 2020 were as follows:

Name	Office Held as of December 31, 2020	Office Held Since

Robert W. Decherd	Chairman of the Board, President and Chief Executive Officer	2018(1)

Mary Kathryn (Katy) Murray	Executive Vice President/Chief Financial Officer, Treasurer and Assistant Secretary	2015(2)

Grant S. Moise	Publisher and President, The Dallas Morning News	2018(3)

Christine E. Larkin	Senior Vice President/General Counsel and Secretary	2013(4)

(1)	Member of the Board of Directors. See “Proposal One: Election of Directors” above for additional information.

(2)

Katy Murray, age 52, was promoted to executive vice president on April 1, 2020, and has served as Chief Financial Officer, Treasurer and Assistant Secretary since April 2015. Katy has over 20 years of accounting and finance experience. Prior to joining the Company, Katy served as the Chief Financial Officer of SourceHOV, a multi-national provider of business processing services, from November 2011 to April 2013 and was responsible for the worldwide finance, accounting and facility operations of that company. Subsequent to SourceHOV’s acquisition by Citi Venture Capital Investment in April 2013, Katy served in an advisory role to the Finance Committee of the Board of Directors of SourceHOV until April 2014. Prior to serving in such capacity, from October 2010 to October 2011, Katy was Chief Financial Officer of Pivot3, Inc., a provider of converged infrastructure appliances for the video surveillance and virtual desktop markets. In that role, she directed the financial, administrative, human resource, corporate information technology and legal operations for that organization. Prior to that, from September 2006 to October 2010, Katy served as executive vice president/Chief Financial Officer of Taleo Corporation, which was later acquired by Oracle Corporation. Katy currently serves on the board and is treasurer of Downtown Dallas, Inc. Katy also serves on the board of The Dallas Morning News Charities. She was chairman of the board of the SPCA of Texas from January 2016 until December 2018 and continues to serve as chairman emeritus.

(3)

Grant Moise, age 46, has served as publisher and president of The Dallas Morning News since March 2018. Prior to his current role, Grant served as executive vice president/General Manager of The Dallas Morning News from February 2017 to March 2018. Grant served as senior vice president of Business Development & Niche Products at The Dallas Morning News from September 2013 to January 2017, in which role he oversaw all merger and acquisition activity and ran various businesses that The Dallas Morning News owns or operates, ranging from magazines to Spanish language newspapers to digital start-ups. Prior to that, he was vice president of digital for The Dallas Morning News. Grant serves on the boards of Providence School of Texas and News Media Alliance.

(4)

Chris Larkin, age 59, has served as General Counsel of A. H. Belo since February 2013. Chris was elected senior vice president and Secretary of the Company in May 2015. Chris joined A. H. Belo after having served Belo Corp. as assistant general counsel from March 2006 to January 2013 and as corporate counsel from August 2004 to February 2006. Prior to joining Belo Corp., Chris was a partner in the corporate practice group of Hunton & Williams LLP in Dallas, Texas. Chris has been engaged in the practice of law for over 25 years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information summarizes annual and long-term compensation awarded to, earned by or paid to A. H. Belo’s principal executive officer and its two other most highly-paid executive officers (the “Named Executive Officers” or “NEOs”) for services in all capacities to A. H. Belo for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)

Robert W. Decherd	2020	$226,154	$—	$—	$—	$—	$226,154
Chairman of the Board, President and Chief Executive Officer	2019	$360,000	$—	$—	$—	$—	$360,000

Mary Kathryn (Katy) Murray	2020	$313,750	$175,000	$—	$107,454	$4,275	$600,479
Executive Vice President/Chief Financial Officer(5)	2019	$325,000	$162,500	$—	$201,451	$4,200	$693,151

Grant S. Moise	2020	$482,692	$233,333	$—	$273,125	$4,275	$993,425
Publisher and President, The Dallas Morning News	2019	$500,000	$233,333	$—	$561,716	$4,200	$1,299,249

(1)

The amounts in column (c) for 2020 reflect reductions in base compensation that were effective April 24, 2020. Mr. Decherd’s base salary was reduced from $360,000 to $300,000 (a 16.5% reduction); Mr. Moise’s and Ms. Murray’s base salaries were reduced to $450,000 and $292,500, respectively (a 10% reduction in each case). Salary reductions were implemented Company-wide in response to the impact of the COVID-19 pandemic on Company operations. Subsequently, on August 24, 2020, Mr. Decherd’s base compensation was reduced to $1.

(2)

In 2019 and 2020, long-term cash incentive compensation (“LTCIs”) were granted outside of the 2017 Incentive Compensation Plan (“ICP”). Fifty percent of the LTCIs granted in each of 2019 and 2020 vested in 2020 and are represented in column (d) for 2020. Fifty percent of the LTCIs granted in each of 2019 and 2018 vested in 2019 and are represented in column (d) for 2019. In 2019 and 2020, no LTCI grants were awarded to Mr. Decherd.

(3)

For 2019, amounts were paid by A. H. Belo to Ms. Murray and Mr. Moise in respect of 2019 performance relative to 2019 financial performance targets and goals. Ms. Murray received $201,451 and Mr. Moise received $561,716 based upon achievement relative to the Company’s 2019 performance targets and goals. For 2020, Ms. Murray and Mr. Moise received $107,454 and $273,125, respectively, based on achievement of individual objectives; no amounts were paid based upon achievement relative to the Company’s 2020 performance targets and goals. 2020 performance bonuses were calculated using base salaries of $325,000 and $500,000 for Ms. Murray and Mr. Moise, respectively, as of January 1, 2020.

(4)	A. H. Belo contributed the following amounts to the A. H. Belo Savings Plan, which amounts are included in column (i):

Name	Year	A. H. Belo Savings Plan Contribution

Robert W. Decherd	2020	$ —

	2019	$ —

Mary Kathryn (Katy) Murray	2020	$ 4,275

	2019	$ 4,200

Grant S. Moise	2020	$ 4,275

	2019	$ 4,200

The total value of executive perquisites and personal benefits paid by A. H. Belo in 2019 and 2020 did not exceed $10,000 for any of the NEOs.

(5)	Ms. Murray was promoted to Executive Vice President effective April 1, 2020.

Incentive Programs

The Company’s NEOs have the opportunity to earn incentive awards, which may be granted in the form of annual cash incentive bonuses, long-term equity-based incentive compensation (“LTEI compensation” or “LTEIs”) or long-term cash incentive compensation (“LTCI compensation” or “LTCIs”). Incentive awards are supplemental to the executive’s base salary and are designed to focus executives on achieving key financial goals, encourage retention, and motivate and reward them for market-driven results. Annual cash incentive bonuses and LTEIs, to the extent awarded, are provided under the ICP and administered by the Compensation and Management Development Committee. LTCIs are provided outside of the ICP and are administered by the Compensation and Management Development Committee.

Annual Cash Incentive Bonus Program

Overview. Under the terms of the ICP, our A. H. Belo executive officers are eligible to receive an annual cash incentive bonus based on financial performance objectives established in the annual financial plan approved by the Board of Directors or other management objectives (such as individual objectives) approved by the Board of Directors. The financial and individual objectives may vary from year to year and reflect the cyclical nature of A. H. Belo’s businesses due to fluctuating advertising demand and changes in media usage habits by consumers and advertisers, and other competitive conditions, including recruiting and retaining talent. All NEOs, other than Mr. Decherd, participate in the annual cash incentive bonus program.

Specific Program for 2020. The Compensation and Management Development Committee established 2020 target bonus opportunities for Ms. Murray and Mr. Moise expressed as 57.5% and 95% of their base salaries as of January 1, 2020, respectively. Mr. Decherd opted not to be eligible for a 2020 cash incentive bonus.

Ms. Murray and Mr. Moise were eligible to receive an annual cash incentive bonus based 50% on financial performance objectives and 50% on individual objectives. In order to calculate achievement of financial performance under the ICP with respect to the 2020 incentive bonus for Ms. Murray and Mr. Moise, the Compensation and Management Development Committee selected adjusted operating income, advertising and marketing services revenue, and circulation revenue as the financial performance measures, and individual objectives as performance measures. For Ms. Murray and Mr. Moise, the weighting given to the financial performance measures was 60% against adjusted operating income, 20% against advertising and marketing services revenue, and 20% against circulation revenue. For the adjusted operating income financial performance metric, the threshold, target and maximum performance ranges were 85%, 100%, and 115%, respectively, and the threshold, target and maximum bonus payout ranges were 10%, 100%, and 200% respectively. Threshold, target and maximum performance and payout ranges for the advertising and marketing services revenue component was 95%, 100%, and

105%, respectively, for performance and 10%, 100%, and 200%, respectively, for payout. Threshold, target and maximum performance and payout ranges for the circulation revenue component was 95%, 100% and 105%, respectively, for performance and 10%, 100% and 200%, respectively, for payout.

The Company believes that linking one-half of the bonus opportunity directly to financial performance, with an opportunity to earn a greater payout than target bonus amount if maximum financial performance is achieved, provides participants with significant motivation to achieve the Company’s financial objectives.

For 2020, individual objectives for Ms. Murray and Mr. Moise comprised performance metrics based on a point system allocated to each objective which included threshold, target and maximum performance ranges for each objective of 50%, 100%, and 200%, respectively. The threshold, target and maximum payout ranges for all objectives were 50%, 100%, and 115%, respectively, with payments pro-rated for performance achievement between the three points. The Company believes that, given the transitional state of the newspaper industry and the unpredictability of core advertising revenues, which directly affect adjusted operating income and revenue, it is important to link one-half of the bonus opportunity to individual objectives that the NEOs can directly influence, and which have a positive qualitative and quantitative impact on the Company while increasing retention. Ms. Murray’s individual objectives included implementation of financial reporting objectives, support of operational and strategic objectives, remediation of previously-identified material weaknesses, and support of the CEO and Board of Directors with corporate initiatives. Mr. Moise’s individual objectives included a review, evaluation and recommendation of integrated upgrades to the Company’s financial and operating systems designed for the future of the business, accelerated growth of subscription revenue, and an evaluation of senior leadership roles and implementation of recommendations for changes to the Company’s organizational structure, For 2020, Ms. Murray’s and Mr. Moise’s individual objectives paid out at 115% and 115% respectively, or $107,454 and $273,125, respectively.

Financial Performance Goals and Results for 2020. The tables below show the financial performance goals for 2020 for each of the corresponding performance levels (threshold, target and maximum) and our actual financial performance results for 2020. Actual adjusted operating income results shown in the table include adjustments for items that are excluded for purposes of bonus calculation, as management’s ability to control or influence such items is limited. The adjustments include variances above or below the levels set in the 2020 financial plan approved by the Board of Directors for newsprint pricing, workers’ compensation expense, severance costs, bonus expense, self-insured medical expense above or below actuarial projections, and miscellaneous one-time items.

The following table sets forth the financial metrics for 2020 for Ms. Murray and for Mr. Moise:

Financial Metric	Threshold Level Goals As % of Target (10% Funding)	Target Level Goals (100% Funding)	Maximum Level Goals As % of Target (200% Funding)	Actual Results (as adjusted)

Adjusted Operating Income	$(2,248,000)	$(1,955,000)	$(1,662,000)	$(4,901,000)

Advertising and Marketing Services Revenue	$70,973,000	$83,498,000	$96,022,000	$72,214,000

Circulation Revenue	$54,030,000	$63,565,000	$73,100,000	$64,935,000

Summary of Annual Cash Incentive Bonus Payouts.    While the target level goal for 2020 circulation revenue was met, the minimum threshold goal levels for 2020 adjusted operating income and advertising and marketing services revenue were not met. Nonetheless, in April, in response to the pandemic, the Company’s management committee determined to forgo the financial performance bonus as part of expense reduction actions. Accordingly, no financial performance bonus was paid to Ms. Murray or Mr. Moise.

Long-Term Incentive Compensation. Beginning in 2018, the Compensation and Management Development Committee approved an all-cash compensation structure for its named executive officers. The Compensation and Management Development Committee also approved changes to the vesting and payout schedule of time-based, long-term cash incentive compensation beginning with 2019 grants for its named executive officers. Beginning with 2019 grants, the executive officers’ long-term, time-based cash incentive (LTCI) awards vest over a two-year period, 50% one year from the date of grant and 50% two years from date of grant. LTCI payments are made outside of the ICP.

In developing long-term incentive compensation recommendations for 2020, the Compensation and Management Development Committee’s primary focus was to balance dilution caused by equity grants, cost and retention concerns. For 2020, the total long-term incentive compensation amount for Ms. Murray and Mr. Moise was granted in the form of LTCIs. For Mr. Decherd, no LTCI award was granted in 2020. This LTCI compensation structure is intended to accomplish several objectives, including: (1) managing share usage and dilution to acceptable levels; (2) aligning the interests of executives with those of shareholders; (3) providing retention to key executives over a multi-year period; (4) enhancing the Company’s ability to recruit executives who can further diversify sources of revenue and grow EBITDA; and (5) ensuring that the total expense incurred is consistent with the value delivered to executives.

LTCI Compensation for 2020.    The LTCIs granted outside of the ICP in 2020 vested 50% on December 31, 2020. The remaining 50% of the 2020 LTCI grants are scheduled to vest on December 31, 2021. The following table displays the amounts of the LTCIs granted to Ms. Murray and Mr. Moise in 2020. Mr. Decherd opted not to be eligible to receive a 2020 LTCI award.

Name	LTCI Award

Mary Kathryn (Katy) Murray	$175,000

Grant S. Moise	$233,333

Executive Employment Agreements

Effective May 17, 2018, Mr. Decherd became chairman of the board, president and chief executive officer with a base salary of $360,000 per year. In addition, pursuant to a letter agreement dated June 19, 2013, entered into in connection with his then retirement as chairman of the board and chief executive officer, the Company will continue to provide Mr. Decherd with an executive assistant until his retirement as a director of the Company. This position is currently unfilled. The terms of the June 19, 2013 letter agreement remain in effect after Mr. Decherd returned to the role of chairman of the board, president and chief executive officer in May 2018.

2021 Executive Compensation Changes

Effective January 1, 2021, executive officers’ base salaries that had been reduced in response to the COVID pandemic were restored to pre-pandemic amounts. The Compensation and Management Development Committee confirmed the compensation of Robert Decherd at $1 per year. Mr. Decherd’s compensation was changed from $360,000 per year to $1 in 2020 at his recommendation. The Compensation and Management Development Committee set the target bonus percentage for Mr. Moise at 100% of his base salary, an increase from 95%, and set Mr. Moise’s annual base salary and long-term cash incentive at $500,000 and $235,000, respectively. The Compensation and Management Development Committee approved an increase in total compensation for Ms. Murray that reflects her promotion to Executive Vice President and her assumption of additional duties. Ms. Murray’s 2021 base salary was set at $365,625 and her target bonus percentage at 60% of her base salary. The amount of Ms. Murray’s long-term cash incentive will remain at $175,000.

Change in Control Arrangements and Other Agreements Upon Termination of Employment

The following descriptions reflect the amount of compensation that would have become payable to each of the NEOs under existing arrangements if there had been a change in control or the NEO’s employment had terminated on December 31, 2020, given the NEO’s compensation and service levels at A. H. Belo as of such date and, if applicable, based on A. H. Belo’s closing stock price on that date. As used in this section, termination means the termination of an NEO’s employment with the Company due to death, disability or retirement at or after age 55 with at least seven years of service or involuntary termination without cause. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits generally available to salaried employees.

At December 31, 2020, the Company did not have individual written agreements with any of the NEOs that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. The actual amounts that would be paid upon a NEO’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of such event, the Company’s stock price, the level of financial performance as of the date of such event, and whether executive is of retirement age.

Severance Plan

The Severance Plan, an employee welfare benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, provides severance benefits to eligible employees, including the NEOs, following involuntary terminations of employment by the Company, including, but not limited to, reduction-in-force and re-engineering actions. The severance benefit provided under the Severance Plan for participants at or above the level of vice president is an amount equal to 1.0 week of base pay multiplied by the number of years of service, subject to a minimum benefit of 16 weeks of pay and a maximum of 26 weeks of pay, plus six months of COBRA premiums. Severance benefits are paid in a lump sum following termination of employment and upon the execution of a release. Outplacement services also may be provided.

Change-in-Control Plan Benefits

Under the Change-in-Control Plan (“CIC Plan”), each designated executive is eligible for certain payments upon a change in control. The circumstances that would result in a change in control under the CIC Plan include:

(1) the acquisition by a person or group of 30% or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Mr. Decherd and voting securities held by any entity over which Mr. Decherd has sole or shared voting power);

(2) certain changes in the membership of the Company’s Board of Directors that are not approved by the incumbent directors;

(3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of A. H. Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60% of the combined voting power of the voting securities of the continuing company resulting from such transaction; or

(4) approval by A. H. Belo shareholders of a plan of liquidation or dissolution. In connection with any actual termination of employment, change in control or otherwise, A. H. Belo may determine to enter into or amend other agreements or arrangements that provide additional or alternative benefits that would be payable as a result of such events as the Compensation and Management Development Committee or Board determines appropriate.

The amounts presented in the following table with respect to change in control payments are based upon the terms of the CIC Plan had there been a termination of employment in connection with a change in control on December 31, 2020.

ICP Change in Control Benefits

Compensation and benefits of all plan participants, which include A. H. Belo’s executive officers, under the Company’s ICP may also be affected by a change in control of A. H. Belo. Generally, under the ICP, a change in control event means the first of the following to occur unless the Board of Directors has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ICP:

•	specified changes in the majority composition of A. H. Belo’s Board;

•	specified mergers or sales or dispositions of all or substantially all of A. H. Belo’s assets;

•	shareholder approval of a plan of complete liquidation or dissolution of A. H. Belo; or

•	acquisition of more than 30% of the combined voting power of A. H. Belo common stock.

Following a change in control of A. H. Belo, ICP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by ICP participants become fully-vested and are immediately exercisable; time-based RSUs vest and are payable in full immediately; performance-based RSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately. The approximate value of the severance benefits available to each of the NEOs, if there had been a termination of employment (as defined) due to death, disability or retirement, involuntary termination without cause, or had there been a termination of employment in connection with a change in control (as defined), on December 31, 2020 under the ICP, the Severance Plan or the CIC Plan, would have been as follows:

Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2020
Name and Description of Benefit	Termination/ Severance Plan	Termination/ Change in Control	Death, Disability or Retirement After Age 55 with Seven Years’ Service
(a)	(b)	(c)	(d)

Robert W. Decherd
Non-equity incentives(1)	$—	$—	$—
LTCIs(2)	$—	$—	$—
CIC Plan payments(3)	$—	$25,002	$—
Severance Plan Payment	$—	$—	$—
Total	$—	$25,002	$—

Grant S. Moise

Non-equity incentives(1)	$—	$475,000	$—

LTCIs(2)	$116,666	$116,666	$116,666

CIC Plan payments(3)	$—	$1,498,713	$—

Severance Plan Payment	$152,526	$—	$—
Total	$269,192	$2,090,379	$116,666

Mary Kathryn (Katy) Murray
Non-equity incentives(1)	$—	$186,875	$—
LTCIs(2)	$87,500	$87,500	$87,500
CIC Plan payments(3)	$—	$795,995	$—
Severance Plan Payment	$94,301	$—	$—
Total	$181,801	$1,070,370	$87,500

(1)

In the event of a change in control, short-term, non-equity incentives (cash incentive bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). The amounts in column (c) reflect the target bonus for each NEO. Cash bonuses are not automatically paid for executives terminating under other circumstances.

(2)

Generally, all unvested LTCIs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns; however, the Compensation and Management Development Committee retains discretion to accelerate the vesting of these awards in the case of involuntary severance without cause. At December 31, 2020, in the event of a change in control or an executive’s retirement after age 55 with at least seven years of service, qualification for long-term disability, or death, vesting of all LTCIs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409A of the Code. No officers listed above were entitled to a gross-up payment.

(3)

As of December 31, 2020, a multiple of 2.0 applied to the Chief Executive Officer and a multiple of 1.5 applied to each of the other NEO’s payments under the CIC Plan had a termination of employment in connection with a change in control occurred. This multiple is used to determine the total cash payment to be awarded to each executive, and is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the A. H. Belo Savings Plan for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. For each executive, the assumptions for outplacement costs and legal fees in the table above were $25,000 and $0, respectively. To the extent the cash payment exceeds three times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. No officers listed above would have been entitled to a gross-up payment.

DIRECTOR COMPENSATION

Director Compensation for 2020

Non-employee directors receive compensation for their Board and committee service. Mr. Decherd is not eligible to receive compensation as a non-employee director. Based on recommendations from the Compensation and Management Development Committee, the Board determines the amount of non-employee director compensation each year and designates the manner in which it is paid. An annual retainer has been established for service through the date of the next annual meeting. Non-employee directors who are initially elected at a time other than at an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary term of service. For the 2020 – 2021 term of service beginning June 2, 2020, the date of the Company’s 2020 annual meeting of shareholders, the annual retainer was reduced. Non-employee directors will receive an annual retainer of $105,000 in cash, paid quarterly. No additional amounts will be paid in connection with director service as Lead Director or committee chair. A. H. Belo reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings.

The following table sets forth compensation for each A. H. Belo non-employee director for service as a director during the year ended December 31, 2020:

Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Total ($)
(a)	(b)	(h)

John A. Beckert	$105,000	$105,000

Louis E. Caldera	$105,000	$105,000

Ronald D. McCray	$105,000	$105,000

No non-employee director stock options or RSUs were outstanding as of December 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Robert Decherd serves as a member of the Board. Pursuant to a letter agreement dated June 19, 2013, entered into in connection with his then retirement as chairman of the board and chief executive officer, the Company will provide Mr. Decherd with an executive assistant until his retirement as a director of the Company. This position is currently unfilled. The terms of the June 19, 2013 letter agreement remain in effect after Mr. Decherd returned to the role of chairman of the board, president and chief executive officer in May 2018.

The Company is not aware of any other related person transactions that would require disclosure.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2020 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the year ended December 31, 2020 may be obtained without charge upon written or oral request to A. H. Belo Corporation, Attention: Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-7342. Our Annual Report on Form 10-K is also available free of charge on www.ahbelo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own A. H. Belo common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one set of proxy materials from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2020 annual report, please contact the Treasury Department at A. H. Belo Corporation (P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-2744, and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please notify the brokerage firm, bank, broker-dealer or other similar organization where your shares are held.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future A. H. Belo proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications when voting via the Internet at www.proxyvote.com. When prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account so that when future proxy statements and annual reports become available, you will receive an email notice instructing you on how to access them over the Internet.

SHAREHOLDER PROPOSALS FOR 2022 MEETING

In order to propose business for consideration or nominate persons for election to the A. H. Belo Board, a shareholder must comply with the advance notice provisions of our bylaws and all applicable SEC requirements. The bylaws provide that any such proposals or nominations must be submitted to and received by us between January 13, 2022 and February 12, 2022 in order to be considered at the 2022 annual meeting (unless the annual meeting occurs before April 13, 2022 or after July 12, 2022, in which case such notice must be delivered not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the 10th day following the day on which the date of the annual meeting is publicly disclosed) and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2022 annual meeting may do so by submitting the proposal to the attention of A. H. Belo’s Secretary by no later than December 2, 2021 (unless the date of the 2022 annual meeting occurs before April 13, 2022 or after June 12, 2022, in which case such notice must be delivered by a reasonable time prior to the date A. H. Belo prints and sends its proxy materials) and following the procedures described in the Company’s bylaws and SEC Rules 14a-8 and 14a-18.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

CHRISTINE E. LARKIN

Secretary

Dated: April 2, 2021

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS

Excerpted from A. H. Belo Corporation

Corporate Governance Guidelines

The complete current version of the Corporate Governance Guidelines as approved and adopted by the

Board of Directors is posted on A. H. Belo’s website at www.ahbelo.com.

A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to:

A. H. Belo Corporation

Attention: Secretary,

P. O. Box 224866

Dallas, Texas 75222-4866

(214) 977-7342

Board Composition & Qualifications

Majority Voting in the Election of Directors; Director Resignation Policy

If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast in an uncontested election at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her offer to resign.

A-1

APPENDIX B

INDEPENDENCE STANDARDS

Excerpted from A. H. Belo Corporation

Corporate Governance Guidelines

The complete current version of the Corporate Governance Guidelines as approved and adopted by the

Board of Directors is posted on A. H. Belo’s website at www.ahbelo.com.

A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to

A. H. Belo Corporation, Attention: Secretary,

P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-7342.

Board Composition & Qualifications

Independence

A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees:

Number, Structure and Independence of Committees

The Board has three standing committees: Audit, Compensation and Management Development, and Nominating and Corporate Governance. All members of the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit and Compensation and Management Development Committees must meet additional independence criteria described in Attachment A to these Guidelines, and directors who serve on the Audit Committee must be financially literate as determined by the Board.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with A. H. Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with A. H. Belo. For purposes of these standards, “A. H. Belo” means A. H. Belo Corporation and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of A. H. Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of A. H. Belo;

3.

(a) neither the director nor a member of the director’s immediate family is a current partner of A. H. Belo’s outside auditing firm; (b) the director is not a current employee of A. H. Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of A. H. Belo’s outside auditing firm and personally works on A. H. Belo’s audit; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of A. H. Belo’s outside auditing firm and personally worked on A. H. Belo’s audit within that time;

4.

neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of A. H. Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.

neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation from A. H. Belo in excess of $120,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of A. H. Belo, and pension or other forms of deferred compensation for prior service;

B-1

6.

the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from A. H. Belo, or during any of the last three fiscal years has made payments to or received payments from A. H. Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.

the director is not an executive officer of a non-profit organization to which A. H. Belo makes or in the past three fiscal years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.

the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which A. H. Belo was indebted at the end of A. H. Belo’s last full fiscal year in an aggregate amount in excess of 2% of A. H. Belo’s total consolidated assets at the end of such fiscal year;

9.

the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that A. H. Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.

the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for A. H. Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that A. H. Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in A. H. Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from A. H. Belo Corporation or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with A. H. Belo; or (2) is “an affiliated person” of A. H. Belo Corporation or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

In determining whether a director is considered independent for purposes of serving on the Compensation and Management Development Committee, the Board must consider all factors relevant to determining whether the director has a relationship to A. H. Belo that is material to the director’s ability to be independent from management in connection with the duties of a Compensation and Management Development Committee member, including: (1) the source of the director’s compensation, including any consulting, advisory or other compensatory fee from A. H. Belo; and (2) whether the director is affiliated with A. H. Belo, any of its subsidiaries, or an affiliate of any of its subsidiaries.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

APPENDIX C

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

TO EFFECT THE NAME CHANGE PROPOSAL

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:     802937726

The date of formation of the entity is:     February 15, 2018

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

DallasNews Corporation

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424	C-1

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐	A.	The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐	B.	The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424	C-2

Effectiveness of Filing (Select either A, B, or C.)

A.	☑ This document becomes effective when the document is filed by the secretary of state.

B.	☐ This document becomes effective at a later date, which is not more than ninety

(90) days from the date of signing. The delayed effective date is:

C.	☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:                           , 2021

By:

Signature of authorized person

Printed or typed name of authorized person (see instructions)

Form 424	C-3

APPENDIX D

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

TO EFFECT THE REVERSE STOCK SPLIT PROPOSAL

This Certificate of Amendment is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code.

Entity Information

The name of the filing entity is A. H. Belo Corporation, and it is a for-profit corporation (the “Corporation”). The Corporation’s date of formation is February 15, 2018 and its assigned file number is 802937726.

Amendment

Article Four of the Certificate of Formation is hereby amended and restated by deleting the first paragraph in its entirety and replacing it with the following two paragraphs:

“ARTICLE FOUR

SECTION 1.    Authorized Shares.

The aggregate number of shares of stock that the corporation shall have the authority to issue is [                        ] million ([                    ]) shares, of which two million (2,000,000) shares shall be Preferred Stock (the “Preferred Stock”), par value $.01 per share, and [                        ] million ([                    ]) shares shall be Common Stock (the “Common Stock”), par value $.01 per share. [                        ] million ([                    ]) shares of Common Stock shall be designated as Series A Common Stock (herein called “Series A Stock”), and [                        ] million ([                        ]) shares of Common Stock shall be designated as Series B Common Stock (herein called “Series B Stock”).

Effective at [                ] p.m., Central Time, on [                ], 2021 (the “Effective Time”), (i) every [            ] shares of Series A Stock issued and outstanding or held by the corporation in treasury stock immediately prior to the Effective Time shall automatically, and without action on the part of the shareholders, convert and combine into one validly issued, fully paid and non-assessable share of Series A Stock and (ii) every [            ] shares of Series B Stock issued and outstanding or held by the corporation in treasury stock immediately prior to the Effective Time shall automatically, and without action on the part of the shareholders, convert and combine into one validly issued, fully paid and non-assessable share of Series B Stock (such conversion and combination of shares, the “Reverse Stock Split”). The par value of the Series A Stock and Series B Stock following the Reverse Stock Split shall remain at $.01 per share. No fractional shares shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon the submission of a transmission letter by a shareholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of a certificate which formerly represented shares of Series A Stock or Series B Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Series A Stock or Series B Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Series A Stock or Series B Stock, as applicable, to which such holder would otherwise be entitled multiplied by the closing price per share of the Series A Stock on the New York Stock Exchange at the close of business on the trading day preceding the date of the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of Series A Stock or Series B Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Series A Stock or Series B Stock, as applicable, into which the shares formerly represented by the certificate shall have been combined (as well as the right to receive cash in lieu of fractional shares of Series A Stock or Series B Stock after the Effective Time).”

Statement of Approval

The amendment to the Certificate of Formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

Effectiveness of Filing

This Certificate of Amendment becomes effective when it is filed by the Secretary of State.

***

Remainder of page intentionally left blank.

D-1

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: , 2021	A. H. BELO CORPORATION

By:

D-2

NOTICE TO PARTICIPANTS

IN THE

A. H. BELO SAVINGS PLAN

(the “Savings Plan”)

This notice to participants in the A. H. Belo Savings Plan accompanies the proxy materials relating to the 2021 Annual Meeting of Shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”) that will be held virtually only on Thursday, May 13, 2021, at 9:30 a.m., Central Daylight Time. Details on how to participate are contained in the enclosed proxy materials. The A. H. Belo Board of Directors has fixed the close of business on March 15, 2021 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2021 Annual Meeting of Shareholders or any adjournment(s) thereof. The annual meeting will be held for the purpose of electing directors, ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, approving an amendment to our Certificate of Formation to change the name of the Company from A. H. Belo Corporation to DallasNews Corporation (the “Name Change Proposal”), authorizing the Board of Directors to effect, in its discretion prior to December 31, 2021, a reverse stock split of all of the issued and outstanding and treasury shares of common stock, par value $0.01 per share, of the Company at a ratio of not less than 1-for-3 and not more than 1-for-5, as determined by the Board of Directors, and approving a corresponding amendment to the Company’s Certificate of Formation to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue, subject to the Board’s authority to abandon such amendment (the “Reverse Stock Split Proposal”), and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Your voting instruction card accompanying your proxy materials includes a 16-digit control number. Please retain that card and number as you will need it to participate in the annual meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of the Savings Plan (“Fidelity”), can vote the shares of A. H. Belo stock held by the Savings Plan. However, under the terms of your plan, you are entitled to instruct Fidelity how to vote the shares of A. H. Belo stock that were allocated to your plan account at the close of business on the Record Date. Voting instructions with respect to shares held in the Savings Plan must be received by 11:59 p.m. Eastern Daylight Time on May 11, 2021, and may not be provided during the meeting.

The enclosed voting instruction card includes instructions on how to access the proxy materials and how to provide your voting instructions to Fidelity via the Internet. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the enclosed voting instruction card, by using the toll-free telephone number provided in the proxy materials, or by completing the voting instruction card and returning it in the envelope provided.

With respect to the Savings Plan, Fidelity will vote all A. H. Belo shares held by the plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 11, 2021 from participants in the plan, unless Fidelity determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date and return a paper voting instruction card but do not check any boxes on the card, then Fidelity will vote your plan shares FOR all nominees standing for election as directors, FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, FOR the Name Change Proposal, and FOR the Reverse Stock Split Proposal. In addition, at its discretion, Fidelity is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to Fidelity are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of A. H. Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct Fidelity to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, Fidelity must establish a cut-off date for receipt of voting instructions. The cut-off date is May 11, 2021, and therefore it is important that you act promptly to vote your plan shares on or before that date. Voting instructions received by Fidelity after the cut-off date will not be tabulated. If Fidelity does not receive timely instructions from you with respect to your plan shares, Fidelity will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in the Savings Plan.

Further Information

If you are a direct shareholder of A. H. Belo, please note that you must vote your directly-owned shares and your plan shares separately. You may not use the card or the voter identification information with respect to your directly-owned shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct Fidelity how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

April 2, 2021

FIDELITY MANAGEMENT TRUST COMPANY

as Trustee of the A. H. BELO SAVINGS PLAN

A. H. BELO CORPORATION ATTN: CORPORATE SECRETARY 1954 COMMERCE STREET DALLAS, TX 75201

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to the annual meeting date. Voting instructions with respect to A. H. Belo Corporation shares held in the A. H. Belo Savings Plan (the “Savings Plan”) must be received by 11:59 p.m. Eastern Time on May 11, 2021, and may not be provided at the meeting.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote During The Meeting - Go to www.virtualshareholdermeeting.com/AHC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please have your 16-digit control number ready when voting by Internet or phone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D33126-P49736-Z79146                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

A. H. BELO CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends a vote “FOR”						number(s) of the nominee(s) on the line below.
the following nominees:

1.	Election of Directors		☐	☐	☐

Nominees

	01)	John A. Beckert
	02)	Louis E. Caldera
	03)	Robert W. Decherd
	04)	Ronald D. McCray

The Board of Directors recommends a vote “FOR” Proposal 2:	For	Against	Abstain

2. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 3:	For	Against	Abstain

3. Approval of an amendment to the Company’s Certificate of Formation to change the name of the Company to DallasNews Corporation.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 4:	For	Against	Abstain

4.  Approval of a proposal to authorize the Board of Directors to, in its discretion prior to December 31, 2021, effectuate a reverse split of the Company’s common stock at a ratio of between 1-for-3 and 1-for-5 and amend the Certificate of Formation to effectuate the reverse split and reduce proportionately the total number of authorized shares of the Company’s common stock.

NOTE: In their discretion, the proxyholders and trustee are authorized to vote on any other matters that may properly come before the meeting or any adjournment(s) thereof.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Company’s 2021 Proxy Statement, Annual Report for the Year Ended December 31, 2020 and Notice to Plan Participants are available at www.proxyvote.com.

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 D33127-P49736-Z79146

A. H. BELO CORPORATION

Annual Meeting of Shareholders

To be held Virtually via the Internet

May 13, 2021 at 9:30 AM CDT

This proxy is solicited by the Board of Directors

Appointment of Proxies: The undersigned hereby appoints Robert W. Decherd, Katy Murray, and Christine E. Larkin, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of the common stock of A. H. Belo Corporation (“A. H. Belo”) held of record by the undersigned on March 15, 2021 at the 2021 Annual Meeting of Shareholders, and any adjournment or postponement thereof.

Voting Instructions by Participants in the Savings Plan: This proxy/voting instruction card, when properly completed and returned by you, constitutes voting instructions to Fidelity Management Trust Company (“Fidelity”), as the trustee of the Savings Plan, to vote the shares of A. H. Belo common stock allocated to your plan account as of March 15, 2021 at the 2021 Annual Meeting of Shareholders, and any adjournment or postponement thereof, and also constitutes voting instructions to Fidelity for a proportionate number of shares of A. H. Belo common stock in the Savings Plan for which voting instructions have not been received. Your instructions to Fidelity will be held in confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of A. H. Belo. Please use the other side of this form in giving your instructions.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. IF YOU SIGN, DATE AND RETURN A PROXY/VOTING INSTRUCTION CARD BUT DO NOT CHECK ANY BOXES ON THE CARD, THEN THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021, “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF FORMATION TO CHANGE THE NAME OF THE COMPANY TO DALLASNEWS CORPORATION, “FOR” APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO, IN ITS DISCRETION PRIOR TO DECEMBER 31, 2021, EFFECTUATE A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF BETWEEN 1-FOR-3 AND 1-FOR-5 AND AMEND THE CERTIFICATE OF FORMATION TO EFFECTUATE THE REVERSE SPLIT AND REDUCE THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK, AND IN THE PROXYHOLDERS’ OR THE TRUSTEE’S, AS APPLICABLE, DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING.

Continued and to be signed on reverse side